Exhibit 99.1

Applied UV, Inc. Announces Pricing of $2.76 Million Registered Direct and Private Placement Priced at the Market Under Nasdaq Rules

NEW YORK, NY - (NewMediaWire) - March 27, 2024 - Applied UV, Inc. (NASDAQ: AUVI; AUVIP) (“Applied UV” or the “Company”), a leader in smart building technology solutions, today announced that it has entered into definitive agreements with institutional investors for the purchase and sale of common stock of the Company (“Common Stock”) and pre-funded warrants (“Pre-Funded Warrants”) in a registered direct offering. In a concurrent private placement, the Company also agreed to sell to the same investors, common warrants (“Common Warrants”). Aggregate gross proceeds to the Company from both transactions are expected to be approximately $2.76 million, the maximum availability under the effective shelf registration statement.

The transactions consist of (i) the public sale of an aggregate of 1,726,875 shares of Common Stock (or Pre-Funded Warrants in lieu thereof) and (ii) the private placement of Common Warrants to purchase up to 518,065 shares of Common Stock at an initial exercise price of $16.00 per share. The public offering price per share of Common Stock is $1.60 (or $1.5999 for each Pre-Funded Warrant, which is equal to the public offering price per share of Common Stock to be sold in the offering minus an exercise price of $0.0001 per Pre-Funded Warrant). The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until exercised in full. For each Pre-Funded Warrant sold in the offering, the number of shares of Common Stock in the offering will be decreased on a one-for-one basis. The Common Warrants are exercisable immediately subject to registration and expire 5 years after the initial issuance date.

The transactions are expected to close on or about April 1, 2024, subject to the satisfaction of customary closing conditions.

The Company expects to use the net proceeds from the offering to help fund recent large orders within the Smart Building Technologies division from customers including: Siemens, Sherwin Williams and Arco Murray and other general corporate purposes.

Aegis Capital Corp. is acting as the exclusive placement agent for the offerings. Sichenzia Ross Ference Carmel LLP is serving as counsel to the Company for the offerings. Kaufman & Canoles, P.C. is serving as counsel to the Placement Agent for the offerings.

The registered direct offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-266015) previously filed with the U.S. Securities and Exchange Commission (“SEC”) and declared effective by the SEC on July 12, 2022. A final prospectus supplement and accompanying base prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010.

The offer and sale of the Common Warrants in the private placement are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the Common Warrants may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Common Warrants were offered only to accredited investors. Pursuant to a registration rights agreement with the investors, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares issuable upon exercise of the Common Warrants.

Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Applied UV, Inc.

Applied UV is dedicated to developing and acquiring smart building technologies for healthcare, hospitality, commercial and municipal markets. With SteriLumen, Inc., MunnWorks, LLC, LED Supply Co., LLC and PURO Lighting LLC, the Company has a diverse portfolio that addresses various needs in the market. Applied UV is committed to innovation and excellence in providing solutions for a healthier and smarter world. More details about Applied UV and its subsidiaries can be found at https://applieduvinc.com.

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including, without limitation, statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. These forward-looking statements and factors that may cause such differences include, without limitation, the risks disclosed in the Company’s Annual Report on Form 10-K and in the Company’s subsequent filings with the SEC. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For Additional Company Information:

Applied UV, Inc.
Max Munn
Applied UV Founder, Chief Executive Officer & Director
Max.munn@applieduvinc.com

Investor Relations Contact:

TraDigital IR
Kevin McGrath
+1-646-418-7002
kevin@tradigitalir.com

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